Exhibit 99.1

Capstone Green Energy Reports Strong Third Quarter Results with Significant Revenue Growth, Margin Expansion, and Continued Profitability

Disciplined Execution, Drive Positive Net Income and EBITDA Growth

LOS ANGELES, CA / BUSINESS WIRE / February 12, 2026 — Capstone Green Energy Holdings, Inc. (the “Company” or “Capstone”), together with its subsidiaries (OTCQX: CGEH), a leading provider of behind-the-meter clean microturbine energy solutions for industrial and commercial operations, with solutions designed for emerging datacenter applications, today reported its financial results for the third quarter of fiscal year 2026, ended December 31, 2025. The quarter was highlighted by a 33% increase in revenue, a 14-point expansion in gross margin, and the Company’s second consecutive quarter of positive net income, demonstrating the operating leverage created by Capstone’s Three Pillar strategy.

Revenue Performance

Revenue for the third quarter was $26.8 million, an increase of $6.7 million, or 33% over prior fiscal year third quarter of $20.1 million.  Year-to-date revenue totaled $83.0 million, up from $58.5 million for the same period prior fiscal year, representing an increase of $24.5 million or 42% increase. These improvements were primarily driven by stronger demand in the Company’s Microturbine Products category, higher rental utilization rates within its Energy-as-a-Service (EaaS) business, along with growth in parts sales and the Company’s long-term service agreement base.

Profitability Performance

The Company’s return to profitability was driven by continued operational discipline, a favorable product mix, and the impact of cost-reduction initiatives implemented throughout fiscal 2026.

●	Gross profit for the quarter was $10.4 million, an increase of $5.4 million compared to $5.0 million in the third quarter of fiscal 2025.
●	Gross margin expanded to 39%, up 14 percentage points from 25% in the prior year period.
●	The increase in gross profit was driven by a combination of more favorable product mix, direct material cost improvements, and margin lift associated with the acquisition of the Cal Microturbine distributor territory.
●	The Design for Manufacturing and Assembly (DFMA) cost-out initiatives continue to deliver exceptional results, which helped mitigate the impact of new tariffs on imports.
●	The Company reported net income of $1.2 million for the third quarter of fiscal 2026, compared to a net loss of $2.7 million in the third quarter of fiscal 2025.
●	The continued expansion of gross profit, along with mindful investments and spending in OPEX, are delivering Capstone’s second quarter in a row of positive net income.
●	Year-to-date net income totaled $1.3 million compared to a net loss of $7.1 million for the same period in the prior fiscal year.

Earnings Performance

The Company delivered strong year-over-year earnings improvement in the third quarter of fiscal 2026, reflecting higher profitability, disciplined cost management, and continued operational excellence.

●	Earnings per share (EPS) from operations was $0.06, an improvement of $0.20 per share compared to a loss of $0.14 per share in the third quarter of fiscal 2025.
●	After reflecting the accretion of preferred units required under the Hypothetical Liquidation Book Value (HLBV) accounting method, reported EPS was a loss of $1.79 per share for the third quarter of fiscal 2026.
●	Adjusted EBITDA increased to $5.1 million, compared to $0.5 million in the prior year period. The improvement was driven primarily by a $3.9 million increase in net income, partially offset by $0.8 million in additional financing expenses. Adjusted EBITDA is a non-GAAP financial measure. See the discussion below under the heading “Non-GAAP Financial Measures” for additional information
●	Total cash, including restricted cash, was $15.2 million as of December 31, 2025, an increase of $7.5 million from September 30, 2025. The increase was primarily due to $3.8 million in proceeds from the sale of common stock and warrants net of the required debt payment made during this quarter.
●	The Company remained in compliance with all financial covenants during the period.

Year-to-Date Fiscal 2026 Highlights

The Company delivered strong year-to-date financial performance through the third quarter of fiscal 2026, driven by higher gross profit, improved operating leverage, and continued execution of cost-out initiatives to-date financial performance.

●	Gross profit year-to-date was $27.0 million, an increase of $11.2 million compared to $15.8 million in the prior year period.
●	Gross margin improved to 32%, up 5 percentage points from 27% in the prior year.
●	Growth in gross profit reflected stronger profitability across all revenue streams, driven by price realizations and sustainable operating excellence. These improvements were supported by ongoing Design for Manufacturing and Assembly (DFMA) cost-out initiatives and root-cause analysis processes executed throughout the fiscal year.
●	The Company reported net income of $1.3 million, compared to a net loss of $7.1 million in the prior year period. The improvement was primarily driven by the $11.2 million increase in gross profit and a $1.9 million reduction in non-recurring professional expenses, and includes the impact of continued investments in people and technology to support long-term growth.
●	Adjusted EBITDA totaled $12.3 million, compared to $5.1 million in the prior year period. The $7.2 million improvement was driven primarily by an $8.4 million increase in net income, that contained fewer non-recurring professional expenses added back in Adjusted EBITDA, which continue to diminish as the Company normalizes its cost structure. Adjusted EBITDA is a non-GAAP financial measure. See the discussion below under the heading “Non-GAAP Financial Measures” for additional information.

●	Net cash provided by operating activities was $2.0 million for the nine months ended December 31, 2025, compared to $2.2 million provided in the prior year period. The $0.2 million decrease, despite higher Net income of $8.4 million, was driven mainly by $8.6 million higher spend on inventory and prepaid assets, realizing $4.6 million in deferred revenue and increased accounts payable of $5.4 million as we continue to prepare for the future operational demands.
●	Net cash provided by investment activities was $0.6 million, compared to $0.8 million used in the prior year period. The $1.4 million improvement was primarily due to $1.4 million of cash acquired in connection with the acquisition of Cal Microturbine.
●	Net cash provided by financing activities was $3.9 million, compared to $0.2 million used in the prior year period, primarily due to proceeds from the sale of common stock for $13.6 million offset by an $8.3 million repayment of an outstanding term note.
●	EPS from operations was $0.07 per share, an improvement of $0.44 per share compared to a loss of $0.37 per share in the prior year period. After reflecting the accretion of preferred units required under the Hypothetical Liquidation at Book Value (HLBV) accounting method, reported EPS was a loss of $2.79 per share.

Management Commentary

“Our third quarter results reflect strong execution across our Three Pillar strategy, translating revenue growth into meaningful margin expansion and, most importantly, our second consecutive quarter of positive net income,” said Vince Canino, President and Chief Executive Officer of Capstone Green Energy. “The disciplines embedded in our Financial Health Pillar are taking hold, supported by the systems, tools and processes we are implementing under our Sustainable Excellence Pillar.  We are also seeing the benefits of a smooth transition following our Cal Microturbine acquisition, which is further strengthening our bottom line.”

The continued adoption of distributed generation underscores the value of our fuel-flexible, high-efficiency, and clean ultra-low-emissions energy technology. By leveraging the benefits of an improved product mix, high EaaS utilization, expanding service agreement base and strong manufacturing and operational discipline, we believe we are translating these advantages into stronger margins, higher recurring revenue streams, and sustainable profitability.

“For the seventh consecutive quarter, we delivered significant improvement in gross profit, net income, and Adjusted EBITDA, driven by favorable product mix, improved cost structure, and disciplined expense management,” said John Miller, Interim Chief Financial Officer of Capstone Green Energy. “While working capital requirements increased alongside higher sales activity, our financial position remains solid, and we continue to meet all covenant requirements. We are focused on sustaining margin expansion, optimizing cash flow, and maintaining financial flexibility as we support ongoing growth across our core markets.”

Earnings Conference Call and Webcast Details

Capstone will host its third quarter fiscal year 2026 financial results conference call and webcast today, Thursday, February 12, 2026, at 1:45 p.m. Pacific Time / 4:45 p.m. Eastern Time.

Participant Dial-In (Listen-Only):

●	Domestic: (800) 715-9871
●	International: (646) 307-1963
●	Conference ID: 3681980

Webcast Access:
The live webcast will be available in the Investor Relations section of the Company’s website or directly at: CGEH Q3FY2026 Earnings Webcast

Following prepared remarks, management will conduct a question-and-answer session for analysts and address select questions submitted by webcast participants. A replay of the webcast will be archived on the Company’s website for at least 90 days.

About Capstone Green Energy

For nearly four decades, Capstone Green Energy has been a leader in behind-the-meter microturbine technology, pioneering the use of microturbines in distributed power solutions that deliver reliable, continuous energy for mission-critical operations. In collaboration with our global network of dedicated distributors, we have shipped over 10,600 units to 88 countries, helping customers with high-efficiency, on-site energy systems and microgrid solutions that deliver uninterrupted power and operational resilience.

Our commitment to a cleaner, more resilient energy future remains steadfast. Today, we offer a comprehensive range of microturbine products, from 65kW systems to multi-megawatt solutions, tailored to meet the specific needs of commercial, industrial, and utility-scale customers, with advanced technology designed for emerging datacenter and AI infrastructure applications. In addition to our core microturbine technology, Capstone’s growing portfolio includes flexible Energy-as-a-Service (EaaS) offerings, such as build-own & transfer models, PPAs, lease-to-own, and rental solutions, which are designed to deliver maximum value, energy security, and operational flexibility.

Capstone’s fast, turnkey power rental solutions provide flexible capacity for mission-critical applications, ideal for customers with limited capital budgets, short-term energy needs, or project-specific requirements. For more information, please contact us at rentals@CGRNenergy.com.

Capstone has forged strategic partnerships to expand our technological capabilities and market reach. Through these collaborations, we offer advanced technologies that leverage renewable gas and heat recovery solutions—further enhancing the efficiency, reliability, and operational flexibility of our clients' operations. These integrated offerings reflect our commitment to delivering resilient energy solutions for the evolving power infrastructure landscape.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements related to future profitability and the growth of the business. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s liquidity position and ability to access capital, including the Company’s ability to repay outstanding indebtedness maturing in December 2025; the Company’s ability to continue as a going concern; the Company’s ability to successfully remediate the material weakness in internal control over financial reporting; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s ability to comply with the restrictions imposed by covenants contained in the exit financing and the new subsidiary limited liability company agreement; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies; employee attrition (including the recent departure of the Chief Financial Officer and the Company’s ability to retain senior management and other key personnel; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil, natural gas and AI industries and other general business, industry and economic conditions; including the impacts of any changes in tariff policies and the impact of litigation and regulatory proceedings. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K and quarterly report on Form 10-Q. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances, future events, or for any other reason.

Non-GAAP Financial Measures

EBITDA and adjusted EBITDA are non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

Financial Tables to Follow

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	December 31,	March 31,
	2025	2025
Assets
Current Assets:
Cash	$14,437	$8,671
Restricted cash	716	—
Accounts receivable, net of allowances of $1,363 at December 31, 2025 and $607 at March 31, 2025	11,423	7,037
Inventories	18,282	16,615
Lease receivable, current	125	113
Prepaid expenses and other current assets	5,213	3,653
Total current assets	50,196	36,089
Property, plant, equipment and rental assets, net	17,859	19,362
Intangible assets, net	3,636	—
Finance lease right-of-use assets	4,969	3,787
Operating lease right-of-use assets	4,386	8,282
Non-current portion of inventories	2,922	3,464
Lease receivable, non-current	1,085	1,175
Other assets	2,624	2,705
Total assets	$87,677	$74,864
Liabilities, Temporary Equity and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$17,715	$14,092
Accrued expenses	3,237	1,447
Accrued salaries and wages	2,209	2,838
Accrued warranty reserve	1,139	1,070
Deferred revenue, current	13,775	13,351
Deferred acquisition costs, current	1,678	—
Finance lease liability, current	1,661	2,017
Operating lease liability, current	1,408	3,539
Factory protection plan liability	4,931	6,256
Exit notes, net of discount, current	25,304	7,968
Total current liabilities	73,057	52,578
Deferred revenue, non-current	729	598
Deferred acquisition costs, non-current	1,881	—
Finance lease liability, non-current	1,279	248
Operating lease liability, non-current	3,144	4,988
Exit notes, net of discount, non-current	—	24,213
Total liabilities	80,090	82,625
Commitments and contingencies
Temporary equity:
Redeemable noncontrolling interests	70,866	13,859
Stockholders’ deficit:
Preferred stock, $.001 par value; 1,000,000 shares authorized, and none issued	—	—
Common stock, $.001 par value; 100,000,000 shares authorized, 22,926,208 shares issued and outstanding at December 31, 2025 and 18,643,587 shares issued and outstanding at March 31, 2025	23	18
Non-voting common stock, $.001 par value; 600,000 shares authorized, 508,475 shares issued and outstanding at December 31, 2025 and March 31, 2025	1	1
Additional paid-in capital	912,592	955,407
Accumulated deficit	(975,679)	(977,000)
Treasury stock, at cost; 215,338 shares at December 31, 2025 and 57,202 shares at March 31, 2025	(216)	(46)
Total stockholders’ deficit	(63,279)	(21,620)
Total liabilities, temporary equity and stockholders' deficit	$87,677	$74,864

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Revenue, net:
Product and accessories	$13,573	$8,272	$45,405	$24,965
Parts and services	9,327	7,405	25,126	23,166
Rentals	3,862	4,471	12,487	10,382
Total revenue, net	26,762	20,148	83,018	58,513
Cost of goods sold:
Product and accessories	12,714	9,073	41,394	25,622
Parts and services	1,155	3,929	8,115	10,127
Rentals	2,465	2,152	6,555	6,974
Total cost of goods sold	16,334	15,154	56,064	42,723
Gross profit	10,428	4,994	26,954	15,790
Operating expenses:
Research and development	971	744	2,594	1,882
Selling, general and administrative	7,409	6,313	21,125	19,496
Total operating expenses	8,380	7,057	23,719	21,378
Income (loss) from operations	2,048	(2,063)	3,235	(5,588)
Other income, net	208	364	1,185	1,577
Interest income	70	4	177	6
Interest expense	(1,136)	(986)	(3,262)	(3,003)
Income (loss) before provision for income taxes	1,190	(2,681)	1,335	(7,008)
Provision for income taxes	5	23	14	56
Net income (loss)	$1,185	$(2,704)	$1,321	$(7,064)

Net Income (loss) per share of common stock and non-voting common stock—basic and dilutive	$(1.79)	$(0.14)	$(2.79)	$(0.37)
Weighted average shares used to calculate basic net loss per share of common stock and non-voting common stock	21,051	19,049	19,945	19,049

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Numerator:
Consolidated net income (loss)	$1,185	$(2,704)	$1,321	$(7,064)
Less: Accretion to redemption value of Preferred Units	(38,824)	—	(57,007)	—
Net loss available to holders of common stock and non-voting common stock	$(37,639)	$(2,704)	$(55,686)	$(7,064)
Denominator:
Weighted average shares outstanding of common stock and non-voting common stock	21,051	19,049	19,945	19,049
Net Income (loss) per share of common stock and non-voting common stock—basic and dilutive	$(1.79)	$(0.14)	$(2.79)	$(0.37)

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$1,321	$(7,064)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,152	3,023
Amortization of financing costs and discounts	89	71
Paid-in-kind interest expense	1,365	2,714
Interest related to deferred acquisition costs	132	—
Non-cash lease expense	2,188	2,957
Provision for credit loss expense	399	621
Inventory write-down	581	639
Provision (benefit) for warranty expenses	145	(203)
Stock-based compensation	590	168
Changes in operating assets and liabilities:
Accounts receivable	(6,659)	(6,066)
Inventories	(946)	4,279
Lease receivable	443	—
Prepaid expenses, other current assets and other assets	(1,528)	1,887
Accounts payable	4,878	(552)
Accrued expenses	1,243	(54)
Operating lease liability, net	(2,266)	(2,988)
Accrued salaries and wages and long-term liabilities	(1,239)	(166)
Accrued warranty reserve	(76)	(154)
Deferred revenue	(513)	4,083
Factory protection plan liability	(1,324)	(961)
Net cash provided by operating activities	1,975	2,234
Cash Flows from Investing Activities:
Total business combination consideration, net of cash acquired	1,410	—
Expenditures for property, plant, equipment and rental assets	(773)	(841)
Net cash provided by (used) in investing activities	637	(841)
Cash Flows from Financing Activities:
Acquisition of treasury stock	(210)	—
Proceeds from the PIPE, net	13,592	—
Repayment of Exit Note	(8,331)	—
Repayment of finance lease obligations	(1,181)	(164)
Net cash provided by (used in) financing activities	3,870	(164)
Net increase in Cash	6,482	1,229
Cash, Beginning of Period	8,671	2,085
Cash and restricted cash, End of Period	$15,153	$3,314
Cash paid during the period for:
Interest	$1,838	$97
Income taxes	$119	$100
Supplemental Disclosures of Non-Cash Information:
Right-of-use assets obtained in exchange for operating lease obligations	$1,419	$—
Right-of-use assets obtained in exchange for finance lease obligations	$1,720	$—
Rental assets transferred to inventory	$—	$3,067
Acquisition of treasury stock with accrued liabilities	$46	$—
Settlement of lease liabilities through accounts receivable	$979	$572
Operating lease modified to finance lease	$614	$—
Accounts payable negotiated in lease modification	$1,289	$—

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

PRESENTATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Net Income (Loss)	$1,185	$(2,704)	$1,321	$(7,064)
Interest expense	1,136	986	3,262	3,003
Provision for income taxes	5	23	14	56
Depreciation	977	947	2,903	3,023
Amortization	219	—	249	—
EBITDA	$3,522	$(748)	$7,749	$(982)

Stock-based compensation	130	59	590	168
Restructuring expense	73	479	333	1,609
Financing expense	990	12	1,487	59
Shareholder litigation	—	316	—	1,023
Extraordinary legal costs	23	221	20	689
Restatement & SEC investigation costs	—	189	333	2,530
Merger and acquisition expense	375	—	1,829	—
Adjusted EBITDA	$5,113	$528	$12,341	$5,096

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has presented Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon this metric. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the company’s economic performance year-over-year.

EBITDA is defined as net income (loss) before interest, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation, restructuring, financing, shareholder litigation, non-recurring legal, restatement and SEC investigation expenses, and reorganization items. Restructuring expenses relate to the Chapter 11 bankruptcy filing and financing expenses related to the evaluation and negotiation of the Company’s senior indebtedness. Shareholder litigation expense resulting from the restatement of the Company’s financials and non-recurring legal expenses are one-time non-recurring legal fees. Restatement expenses are professional fees related to the restatement of the Company’s prior year financials. SEC investigation expenses relate to the costs arising from the restatement of the Company’s financials. Reorganization items represent adjustments occurring during the bankruptcy period. Merger and acquisition expense relates to expenses incurred for the acquisition of Cal Microturbine.

Adjusted EBITDA is not a measure of the Company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the Company’s presentation of Adjusted EBITDA provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the methods of calculation. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com